AMENDMENT AND RESTATEMENT OF

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT

     This AMENDMENT AND RESTATEMENT OF EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is made as of the 15th day of August, 2000 by and between Jason Barnett ("Executive") and Reckson Associates Realty Corp., a Maryland corporation with a principal place of business at 225 Broadhollow Road, Melville, New York 11747 (the "Employer") and amends, supersedes and completely restates the Employment and Noncompetition Agreement made as of November 2, 1999 (the "Prior Agreement") by and between the Executive and the Employer.

     1. Term. The term of this Agreement shall commence on the date first above written and, unless earlier terminated as provided in Paragraph 7 below, shall terminate on the fifth anniversary of such date (the "Original Term"); provided, however, that Sections 6 and 8 hereof shall survive the termination of this Agreement as provided therein. The Original Term may be extended for such period or periods, if any, as agreed to by Executive and the Employer (each a "Renewal Term"). The period of Executive's employment hereunder consisting of the Original Term and all Renewal Terms is herein referred to as the "Employment Period".

     2. Employment and Duties.

          (a) During the Employment Period, Executive shall be employed in the business of the Employer and its affiliates. Executive shall serve the Employer as a senior corporate executive with the titles Executive Vice President, General Counsel and Assistant Secretary of the Employer. Executive's duties and authority shall be as set forth in the By-laws of the Employer and as otherwise established by the Board of Directors of the Employer, and shall be commensurate with his titles and positions with the Employer.

          (b) Executive agrees to his employment as described in this Paragraph 2 and agrees to devote substantially all of his business time and efforts to the performance of his duties under this Agreement, except as otherwise approved by the Board of Directors of the Employer; provided, however, that nothing herein shall be interpreted to preclude Executive from investing his assets as a passive investor in other entities or business ventures, provided that he performs no management or similar role with respect to such other entities or ventures and such investment does not violate
Section 8 hereof.

          (c) In performing his duties hereunder, Executive shall be available for reasonable travel as the needs of the Employer's business require. Executive shall be based in Nassau County, Suffolk County or New York County, New York.

     3. Compensation and Benefits. In consideration of Executive's services hereunder, the Employer shall compensate Executive as provided in this Section 3.

          (a) Base Salary. The Employer shall pay Executive an aggregate annual salary at the rate of $400,000 per annum during the Employment Period ("Base Salary"), subject to withholding for applicable federal, state and local taxes. Base Salary shall be payable in accordance with the Employer's normal business practices, but in no event less frequently than monthly. Executive's Base Salary shall be reviewed no less frequently than annually by the Employer and may be increased, but not decreased, by the Employer during the Employment Period.

          (b) Incentive Compensation. In addition to the Base Salary payable to Executive pursuant to Section 3(a), during the Employment Period Executive shall be eligible to participate in any incentive compensation plans in effect with respect to senior executive officers of the Employer, subject to Executive's compliance with such criteria as the Employer's Board of Directors may establish for Executive's participation in such plans from time to time. Any awards to Executive under such plans will be established by the Employer's Board of Directors, or a committee thereof, in its sole discretion.

          (c) Stock Options. During the Employment Period, Executive shall be eligible to participate in employee stock option plans established from time to time for the benefit of senior executive officers and other employees of the Employer in accordance with the terms and conditions of such plans. All decisions regarding awards to Executive under the Employer's stock option plans shall be made in the sole discretion of the Employer's Board of Directors, or a committee thereof.

          (d) Expenses. Executive shall be reimbursed for all reasonable business related expenses incurred by Executive at the request of or on behalf of the Employer, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employer.

          (e) Medical and Dental Insurance. During the Employment Period, Executive and Executive's immediate family shall be entitled to participate in such medical and dental benefit plans as the Employer shall maintain from time to time for the benefit of senior executive officers of the Employer and their families, on the terms and subject to the conditions set forth in such plans.

          (f) Life Insurance and Disability Insurance. During the Employment Period, the Employer shall provide Executive with life insurance policies and coverage and comprehensive disability insurance coverage of the same type and at the same levels in effect with respect to other senior executive officers of the Employer.

          (g) Vacations. Executive shall be entitled to four weeks of paid vacation per annum in accordance with the then regular procedures of the Employer governing senior executive officers.

          (h) Other Benefits. During the Employment Period, the Employer shall provide to Executive such other benefits, including sick leave and the right to participate in retirement or pension plans, as are made generally available to senior executive officers and employees of the Employer from time to time.

     4. Indemnification and Liability Insurance. The Employer agrees to indemnify Executive with respect to any actions commenced against Executive in his capacity as an officer or director, or former officer or director, of the Employer or any affiliate thereof for which he may serve in such capacity. The Employer also agrees to use its best efforts to secure and maintain officers and directors liability insurance providing coverage for Executive.

     5. Employer's Policies. Executive agrees to observe and comply with the rules and regulations of the Employer as adopted by its Board of Directors regarding the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Employer's Board of Directors.

     6. Nondisclosure Covenant.

          (a) General. All records, financial statements and similar documents obtained, reviewed or compiled by Executive in the course of the performance by him of services for the Employer, whether or not confidential information or trade secrets, shall be the exclusive property of the Employer. Executive shall have no rights in such documents upon any termination of this Agreement.

          (b) Confidential Information. Executive will not disclose to any person or entity (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Employer obtained by him incident to his employment with the Employer. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities which have been discussed or considered by the management of the Employer but does not include any information which has become part of the public domain by means other than Executive's non-observance of his obligations hereunder. This paragraph shall survive the termination of this Agreement.

     7. Termination and Severance Payments.

          (a) At-Will Employment. Executive's employment hereunder is "at will" and may be terminated by the Employer at any time with or without Good Reason (as defined in Section 7(e) below), by a majority vote of all of the members of the Board of Directors of the Employer upon written notice to Executive, subject only to the severance provisions specifically set forth in this Section 7, and by the Executive at any time, whether pursuant to Section 7(b) or otherwise.

          (b) Termination by Executive. The Employment Period and Executive's employment hereunder may be terminated effective immediately by Executive by written notice to the Board of Directors of the Employer within 30 days of the occurrence of (i) a failure of the Board of Directors of the Employer to elect Executive to offices with the same or substantially the same duties and responsibilities as set forth in Section 2, or (ii) a material failure by the Employer to comply with the provisions of Section 3 or a material breach by the Employer of any other provision of this Agreement.

          (c) Certain Benefits upon Termination by Executive. Except as specifically provided in this Section 7 or otherwise required by law, all compensation and benefits to Executive under this Agreement shall terminate on the date of termination of the Employment Period. Notwithstanding the foregoing, if the Employment Period is terminated pursuant to Section 7(b) or if Executive's employment is terminated by the Employer other than for Good Reason, Executive shall be entitled to the following benefits:

          (i) The Employer shall continue to pay Executive's Base Salary for the remaining term of this Agreement after the date of Executive's termination, at the rate in effect on the date of his termination and on the same periodic payment dates as payment would have been made to Executive had the Employment Period not been terminated;

          (ii) For the remaining term of this Agreement, Executive shall continue to receive all benefits described in Section 3 existing immediately prior to the date of termination, without taking into account any changes in such benefits effected in violation of this Agreement. For purposes of the application of such benefits, Executive shall be treated as if he had remained in the employ of the Employer with a Base Salary at the rate in effect on the date of termination;

          (iii) For purposes of any stock option plan of the Employer, Executive shall be treated as if he had remained in the employ of the Employer for the remaining term of this Agreement after the date of Executive's termination so that (x) any stock options or other awards (including restricted stock grants) of the Executive under such plan shall continue to vest and become exercisable, and (y) Executive shall be entitled to exercise any exercisable options or other rights;

          (iv) If, in spite of the provisions above, any benefits or service credits under any benefit plan or program of the Employer may not be paid or provided under such plan or program to Executive, or to Executive's dependents, beneficiaries or estate, because Executive is no longer considered to be an employee of the Employer, the Employer shall pay or provide for payment of such benefits and service credits to Executive, or to Executive's dependents, beneficiaries or estate, for the remaining term of this Agreement; and

          (v) Nothing herein shall be deemed to obligate Executive to seek other employment in the event of any such termination and any amounts earned or benefits received from such other employment will not serve to reduce in any way the amounts and benefits payable in accordance herewith.

          (d) Termination by the Employer for Good Reason. If (i) Executive is terminated for Good Reason or (ii) Executive shall voluntarily terminate his employment hereunder (other than pursuant to Section 7(b) hereof), then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination (the "Termination Date") and Executive shall be entitled to receive only his Base Salary at the rate then in effect until the Termination Date and any outstanding stock options held by Executive shall expire in accordance with the terms of the stock option plan or option agreement under which the stock options were granted.

          (e) Definitions. The following terms shall be defined as set forth below.

          (i) A "Change-in-Control" shall be deemed to have occurred after the effective date of this Agreement if:

               (A) any Person, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 30% or more of (A) the combined voting power of the Employer's then outstanding securities having the right to vote in an election of the Employer's Board of Directors ("Voting Securities"), (B) the combined voting power of the Employer's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Employer; or

               (B) individuals who, as of the effective date of this Agreement, constitute the Employer's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Employer's Board of Directors, provided that any person becoming a director of the Employer subsequent to the effective date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Employer, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes of this Agreement, be considered an Incumbent Director; or

               (C) the stockholders of the Employer shall approve (1) any consolidation or merger of the Employer or any subsidiary where the stockholders of the Employer, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Employer, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Employer or (3) any plan or proposal for the liquidation or dissolution of the Employer;

     Notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Employer which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Employer beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Employer or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (A).

          (ii) "Good Reason" shall mean a finding by the Employer's Board of Directors that Executive has (A) acted with gross negligence or willful misconduct in connection with the performance of his material duties hereunder; (B) defaulted in the performance of his material duties hereunder and has not corrected such action within 15 days of receipt of written notice thereof; (C) willfully acted against the best interests of the Employer, which act has had a material and adverse impact on the financial affairs of the Employer; or (D) been convicted of a felony or committed a material act of common law fraud against the Employer or its employees and such act or conviction has had, or the Employer's Board of Directors reasonably determines will have, a material adverse effect on the interests of the Employer; provided, however, that a finding of Good Reason shall not become effective unless and until the Board of Directors provides the Executive notice that it is considering making such finding and a reasonable opportunity to be heard by the Board of Directors.

          (iii) "Person" shall have the meaning used in Sections 13(d) and 14(d) of the Exchange Act; provided however, that the term "Person" shall not include (A) any executive officer of the Employer on the date hereof, or (B) the Employer, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Employer or any of its subsidiaries.

          (f) Termination by Reason of Death. The Employment Period shall terminate upon Executive's death and in such event, the Employer shall pay Executive's Base Salary for a period of six (6) months from the date of his death, or such longer period as the Employer's Boards of Directors may determine, to Executive's estate or to a beneficiary designated by Executive in writing prior to his death. Any unexercised or unvested stock options shall remain exercisable or vest upon Executive's death only to the extent provided in the applicable option plan and option agreements.

          (g) Termination by Reason of Disability. In the event that Executive shall become unable to efficiently perform his duties hereunder because of any physical or mental disability or illness, Executive shall be entitled to be paid his Base Salary until the later of such time when (i) the period of disability or illness (whether or not the same disability or illness) shall exceed 180 consecutive days during the Employment Period and (ii) Executive becomes eligible to receive benefits under a comprehensive disability insurance policy obtained by the Employer (the "Disability Period"). Following the expiration of the Disability Period, the Employer may terminate this Agreement upon written notice of such termination. Any unexercised or unvested stock options shall remain exercisable or vest upon such termination only to the extent provided in the applicable option plan and option agreements .

          (h) Arbitration in the Event of a Dispute Regarding the Nature of Termination. In the event that the Employer terminates Executive's employment for Good Reason and Executive contends that Good Reason did not exist, the Employer's only obligation shall be to submit such claim to arbitration before the American Arbitration Association ("AAA"). In such a proceeding, the only issue before the arbitrator will be whether Executive was in fact terminated for Good Reason. If the arbitrator determines that Executive was not terminated for Good Reason, the only remedy that the arbitrator may award is entitlement to the severance payments and benefits specified in Paragraph 7(c), the costs of arbitration, and Executive's attorneys' fees. If the arbitrator finds that Executive was terminated for Good Reason, the arbitrator will be without authority to award Executive anything, the parties will each be responsible for their own attorneys' fees, and the costs of arbitration will be paid 50% by Executive and 50% by the Employer.

     8. Noncompetition Covenant.

          (a) Because Executive's services to the Employer are essential and because Executive has access to the Employer's confidential information, Executive covenants and agrees that (i) during the Employment Period and (ii) in the event that this Agreement is terminated by the Employer for Good Reason or by Executive other than pursuant to Section 7(b) hereof, during the Noncompetition Period Executive will not, without the prior written consent of the Board of Directors of the Employer which shall include the unanimous consent of the Directors who are not officers of the Employer, directly or indirectly:

               (A) engage, participate or assist, as an owner, partner, employee, consultant, director, officer, trustee or agent, in any business that engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial or office real estate property in any of the submarkets throughout the tri-state metropolitan area of New York, New Jersey and Connecticut in which the Company is operating, or

               (B) intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer or its affiliates and any tenant, supplier, contractor, lender, employee or governmental agency or authority.

          (b) For purposes of this Section 8, the Noncompetition Period shall mean the period commencing on the date of termination of Executive's employment under this Agreement and ending on the later of (i) the third anniversary of the effective date of the Prior Agreement, or (ii) the first anniversary of the date of termination of Executive's employment under this Agreement.

          (c) Notwithstanding anything contained herein to the contrary, Executive is not prohibited by this Section 8 from (i) maintaining his investment in any Option Property (as such term is defined in the Employer's final prospectus relating to the initial public offering of the Employer's Common Stock), or (ii) from making investments in any entity that engages, directly or indirectly, in the acquisition, development, construction, operation, management or leasing of industrial or office real estate properties, regardless of where they are located, if the shares or other ownership interests of such entity are publicly traded and Executive's aggregate investment in such entity constitutes less than five percent (5%) of the equity ownership of such entity.

          (d) The provisions of this Section 8 shall survive the termination of this Agreement.

     9. Conflicting Agreements. Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     10. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand, by nationally recognized overnight courier or by express, registered or certified mail, postage prepaid, return receipt requested, and addressed to the Employer or Executive, as applicable, at the address indicated above (or to such other address as may be provided by notice).

     11. Miscellaneous. This Agreement and the Severance Agreement (i) constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any and all prior agreements or understandings,
(ii) may not be assigned by Executive without the prior written consent of the Employer, and (iii) may be assigned by the Employer and shall be binding upon, and inure to the benefit of, the Employer's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     12. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

     13. Specific Enforcement. The provisions of Sections 6 and 8 of this Agreement are to be specifically enforced if not performed according to their terms. Without limiting the generality of the foregoing, the parties acknowledge that the Employer may be irreparably damaged and there may be no adequate remedy at law for Executive's breach of Sections 6 and 8 of this Agreement and further acknowledge that the Employer may seek entry of a temporary restraining order or preliminary injunction, in addition to any other remedies available at law or in equity, to enforce the provisions thereof.

     14. Severability. If a court of competent jurisdiction adjudicates any one or more of the provisions hereof as invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent and duration of such invalidity, illegality or unenforceability and such invalidity, illegality or unenforceability shall not affect the remaining substance of such provision or any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable. If it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the provision originally contained herein.

     15. Governing Law. This Agreement shall be construed and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                      RECKSON ASSOCIATES REALTY CORP.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                      -----------------------------------------
                                      Jason Barnett